                                                                    Exhibit 23.3

We hereby consent to the use of our name in the Registration Statement on Form
F-1 (File No. 333-119314) of Aspen Insurance Holdings Limited. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,

/s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.
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LeBoeuf, Lamb, Greene & MacRae, L.L.P.
New York, New York
October 13, 2004

/s/ LeBoeuf, Lamb, Greene & MacRae
-----------------------------------
LeBoeuf, Lamb, Greene & MacRae
London, England
October 13, 2004